Exhibit 99.1

Koppers Holdings Inc. 436 Seventh Avenue Pittsburgh, PA 15219-1800 Tel 412 227 2001 www.koppers.com
News Release

FOR IMMEDIATE RELEASE

For Information:	Michael J. Zugay, Chief Financial Officer
412 227 2231
ZugayMJ@koppers.com

Koppers Holdings Inc. Reports Fourth Quarter 2016 Results

Reported Q4 2016 EPS of $0.30 Compares Favorably to Prior Year of ($4.27)

Adjusted(1) Q4 2016 EPS of $0.40 vs. Prior Year of $0.13

2017 Adjusted(2) EPS Guidance of $2.75 to $2.85 Reflects Strong Focus on Profitability

Continuing Transformation into Global Leader of Wood Preservation Technologies

PITTSBURGH, February 23, 2017 – Koppers Holdings Inc. (NYSE: KOP), an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds, today reported net income attributable to Koppers for the fourth quarter of $6.4 million, or $0.30 per diluted share compared to a net loss of $87.7 million, or $4.27 loss per diluted share in the prior year quarter.

Adjusted net income and adjusted earnings per share (EPS) were $8.5 million and $0.40 per share for the fourth quarter of 2016 compared to $2.8 million and $0.13 per share in the prior year quarter, respectively.

Adjustments to pre-tax income totaled $7.1 million for the fourth quarter of 2016 and $106.9 million for the fourth quarter of 2015, and primarily consisted of restructuring expenses for both periods.  The prior year period also included goodwill impairment charges related to the company’s restructuring strategy.

Consolidated sales were $313.2 million for the fourth quarter of 2016 and decreased by 13.9 percent, or $50.5 million, from sales of $363.7 million in the prior year quarter.  The sales decline was primarily related to lower sales volumes from the Carbon Materials and Chemicals (CMC) business due to the company’s strategy to focus on the higher value wood preservative market and reduce distillation capacity, and lower sales prices for certain products.  Also, the Railroad and Utility Products and Services (RUPS) segment experienced a reduction in sales volumes for treated crossties due to lower spending in the rail industry as well as pricing pressures in the commercial railroad tie market.  However, the Performance Chemicals (PC) business reported strong sales volumes, driven primarily by favorable market trends in the repair and remodeling markets and existing home sales, as well as treated wood dealers stocking and selling treated wood with higher preservative retention levels.

PC’s profit margins held relatively steady compared with prior year as this business continues to benefit from strong underlying demand in its served end markets.  The results for RUPS were negatively impacted due to lower year-over-year revenues as well as reduced margins due to an oversupply of inventory in the commercial crosstie market that had a negative effect on pricing.  CMC operating profitability, on an adjusted basis, was substantially higher than the prior year period primarily due to the benefits from its consolidation strategy and lower average raw material costs, which were partially offset by decreased volumes and lower selling prices of certain products.

Commenting on the quarter, President and CEO Leroy Ball said, “Our fourth quarter performance provides further validation that the future prospects of Koppers continue to improve and our strategic shift to focus on more fundamentally stable and healthier end markets was correct.  The results for 2016, on an adjusted basis, represent our second best EBITDA performance in Koppers history, and our operating cash flow of $119 million was only slightly lower than the prior year’s record cash flow generation.  Our net leverage ratio, an important credit metric, also dropped below 4 for the first time since our acquisition of the Performance Chemicals business in August 2014, and put us in position to successfully execute on our recent bond refinancing.  Equally important, the company finished 2016 with our best-ever safety performance rate.  Overall, I am pleased with the progress we have made in a short period of time and expect that 2017 will result in even better performance.”

Summary of Fourth-Quarter Financial Performance:

•

Sales for PC of $89.4 million increased by $9.9 million, or 12.5 percent, compared to sales of $79.5 million in the prior year quarter.  The sales increase was due primarily to higher demand in North America for copper-based wood preservatives.  While awaiting the completion of its capacity expansion, PC incurred certain costs during the quarter related to additional purchasing and processing of raw materials from third parties.  Therefore, adjusted EBITDA margin of 16.4 percent for the fourth quarter compared with 17.0 percent in the prior year quarter.

•

Sales for RUPS of $125.0 million decreased by $25.4 million, or 16.9 percent, compared to sales of $150.4 million in the prior year quarter.  The decline was due to a reduction in crosstie purchases as a result of lower spending by the Class I rail customers, and reduced demand in the Australian utility pole market.  Sales were also lower due to the pass-through of lower raw material costs related to hardwood pricing and greater competition related to non-Class I business.  Adjusted EBITDA margin for the fourth quarter was 9.5 percent compared with 11.9 percent in the prior year quarter.

•

Sales for CMC totaling $98.8 million decreased by 26.2 percent, or $35.0 million, compared to sales of $133.8 million in the prior year quarter.  Sales volumes were lower for carbon pitch and carbon black feedstock consistent with the company’s strategy to reduce distillation capacity while directing production to the higher-value wood preservatives market as much as possible.  Adjusted EBITDA margin for the fourth quarter was 11.0 percent, a considerable improvement from a negative 1.0 percent in the prior year quarter, reflecting the restructuring savings realized and lower average raw material costs.

•

Net income attributable to Koppers in the fourth quarter was $6.4 million compared with a net loss of $87.7 million in the prior year quarter.  Adjusted EBITDA was $37.6 million compared with $28.9 million in the prior year quarter, due mainly to higher profitability from the CMC segment, partially offset by lower profitability for the RUPS segment.

•

In the fourth quarter of 2016, items excluded from adjusted EBITDA consisted of $5.4 million of pre-tax charges, while adjusted net income and adjusted EPS for the quarter excluded $7.1 million of pre-tax charges, both of which related primarily to restructuring expenses.  Adjusted EBITDA margin represents adjusted EBITDA as a percentage of GAAP sales.

•

At December 31, the company’s net leverage ratio was 3.7 times and consisted of current maturities of long-term debt of $42.6 million and long-term debt of $619.8 million, less cash of $20.8 million, divided by the trailing twelve months of Adjusted EBITDA of $174.2 million.

2017 Outlook

Koppers expects that its 2017 sales will be relatively flat year-over-year and remain at approximately $1.4 billion.  On an adjusted basis, the company is targeting 2017 EBITDA of $180 million.  Accordingly, the adjusted EPS for 2017 is projected to be in the range of $2.75 and $2.85.

Commenting on the 2017 forecast, Mr. Ball said, “We expect further improvement in our PC business this year due to higher sales volumes of copper-based products driven by the market’s continued shift towards higher retention products.  CMC should also see significant savings from a full year of restructuring savings and lower raw material costs.  Those positive developments will likely be somewhat muted by a softer crosstie market in our RUPS segment.  We believe that our 2017 outlook is achievable while incorporating an appropriate level of caution given the potential for higher average copper pricing as well as the uncertain impact of rising interest rates on our PC end markets.”

Mr. Ball continued, “From a capital deployment standpoint, we anticipate capital expenditures to be in the range of $70 million to $75 million in 2017, as we drive towards the completion of a new naphthalene unit at our Stickney, Illinois, facility while investing in capacity additions for our PC business.  By year-end 2017, net debt is projected to decline despite the higher capital spending as we are targeting net debt levels of 3.5 times adjusted EBITDA or lower.”

For the company’s guidance, adjusted EBITDA and adjusted EPS excludes restructuring, impairment, non-cash LIFO charges, and non-cash mark-to-market commodity hedging.  The forecasted amounts for these items cannot be reasonably estimated due to their nature, but may be significant.  For that reason, the company is unable to provide GAAP earnings estimates at this time; however, definitions and reconciliations for historical non-GAAP measures presented herein are provided per footnote 1 below.

Record Date for Annual Meeting of Shareholders

The Board of Directors of Koppers Holdings Inc. has established a record date for its 2017 annual meeting of shareholders. Koppers shareholders of record at the close of business on March 21, 2017, will be entitled to notice of the annual meeting and to vote upon matters considered at the meeting. As previously announced, the annual meeting will be held in Pittsburgh, Pennsylvania on May 4, 2017.

Investor Conference Call and Web Simulcast

Koppers management will conduct a conference call this morning, beginning at 11:00 a.m. Eastern Time to discuss the company’s performance.  Presentation materials will be available at least 15 minutes before the call on www.koppers.com in the Investor Relations section of the company’s website.

Interested parties may access the live audio broadcast by dialing 866-719-0110 in the United States/Canada, or 719-234-0008 for international, Conference ID number 4441959.  Investors are requested to access the call at least five minutes before the scheduled start time in order to complete a brief registration.  An audio replay will be available approximately two hours after the completion of the call at 888-203-1112 or 719-457-0820, Conference ID number 4441959.  The recording will be available for replay through March 24, 2017.

The live broadcast of the Koppers conference call will be available online: http://edge.media-server.com/m/p/opof589q.  (Due to the length of this URL, it may be necessary to copy and paste this hyperlink into your internet browser's URL address field.)

If you are unable to participate during the live webcast, the call will be archived on www.koppers.com and www.streetevents.com shortly after the live call and continuing through March 24, 2017.

About Koppers

Koppers, with corporate headquarters in Pittsburgh, Pennsylvania, is an integrated global provider of treated wood products, wood treatment chemicals and carbon compounds.  Our products and services are used in a variety of niche applications in a diverse range of end-markets, including the railroad, specialty chemical, utility, residential lumber, agriculture, aluminum, steel, rubber, and construction industries.  Including our joint ventures, we serve our customers through a comprehensive global manufacturing and distribution network, with facilities located in North America, South America, Australasia, China and Europe.  The stock of Koppers Holdings Inc. is publicly traded on the New York Stock Exchange under the symbol "KOP."  For more information, visit us on the Web: www.koppers.com. Questions concerning investor relations should be directed to Michael J. Zugay at 412 227 2231 or Quynh McGuire at 412 227 2049.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures.  Koppers believes that adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted earnings per share and net leverage ratio provide information useful to investors in understanding the underlying operational performance of the company, its business and performance trends, and facilitates comparisons between periods and with other corporations in similar industries. The exclusion of certain items permits evaluation and a comparison of results for ongoing business operations, and it is on this basis that Koppers management internally assesses the company’s performance.  In addition, the Board of Directors and executive management team use adjusted EBITDA and adjusted earnings per share as performance measures under the company’s annual incentive plans.

Although Koppers believes that these non-GAAP financial measures enhance investors’ understanding of its business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP basis financial measures and should be read in conjunction with the relevant GAAP financial measure.  Other companies in a similar industry may define or calculate these measures differently than the company, limiting their usefulness as comparative measures.  Because of these limitations, these non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Safe Harbor Statement

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and may include, but are not limited to, statements about sales levels, acquisitions, restructuring, declines in the value of Koppers assets and the effect of any resulting impairment charges, profitability and anticipated expenses and cash outflows.  All forward-looking statements involve risks and uncertainties. All statements contained herein that are not clearly historical in nature are forward-looking, and words such as “believe,” “anticipate,” “expect,” “estimate,” “may,” “will,” “should,” “continue,” “plans,” “potential,” “intends,” “likely,” or other similar words or phrases are generally intended to identify forward-looking statements.  Any forward-looking statement contained herein, in other press releases, written statements or other documents filed with the Securities and Exchange Commission, or in Koppers communications with and discussions with investors and analysts in the normal course of business through meetings, phone calls and conference calls, regarding expectations with respect to sales, earnings, cash flows, operating efficiencies, restructurings, the benefits of acquisitions, divestitures, joint ventures or other matters as well as financings and debt reduction, are subject to known and unknown risks, uncertainties and contingencies.  Many of these risks, uncertainties and contingencies are beyond our control, and may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  Factors that might affect such forward-looking statements, include, among other things, the impact of changes in commodity prices, such as oil and copper, on product margins; general economic and business conditions; potential difficulties in protecting our intellectual property; the ratings on our debt and our ability to repay or refinance our outstanding indebtedness as it matures; our ability to operate within the limitations of our debt covenants; potential impairment of our goodwill and/or long-lived assets; demand for Koppers goods and services; competitive conditions; interest rate and foreign currency rate fluctuations; availability and costs of key raw materials; unfavorable resolution of claims against us, as well as those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly our latest annual report on Form 10-K and quarterly report on Form 10-Q.  Any forward-looking statements in this release speak only as of the date of this release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

1)

See the attached tables for the following reconciliations of non-GAAP financial measures included in this press release: Unaudited Reconciliation of Net Income Attributable to Koppers and Adjusted Net Income; Unaudited Reconciliation of Diluted Earnings Per Share and Adjusted Earnings Per Share; and Unaudited Reconciliation of Net Income to EBITDA and Adjusted EBITDA.

2)

For the company’s guidance, adjusted EBITDA and adjusted EPS excludes restructuring, impairment, non-cash LIFO charges, and non-cash mark-to-market commodity hedging.  The forecasted amounts for these items cannot be reasonably estimated due to their nature.  For that reason, the company is unable to provide GAAP earnings estimates at this time.

Koppers Holdings Inc.

Unaudited Consolidated Statement of Operations

(Dollars in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net sales	$313.2	$363.7	$1,416.2	$1,626.9
Cost of sales (excluding items below)	241.5	307.3	1,127.9	1,366.7
Depreciation and amortization	10.9	13.8	52.9	59.0
Gain on sale of business	0.0	0.0	(2.1)	(3.2)
Impairment and restructuring charges	4.0	35.1	20.1	42.2
Goodwill impairment	0.0	67.2	0.0	67.2
Selling, general and administrative expenses	37.9	30.9	131.0	124.6
Operating profit (loss)	18.9	(90.6)	86.4	(29.6)
Other income (loss)	0.7	(0.2)	2.9	0.2
Interest expense	12.5	12.2	50.8	50.7
Income (loss) before income taxes	7.1	(103.0)	38.5	(80.1)
Income tax provision (benefit)	0.9	(14.2)	11.4	(4.2)
Income (loss) from continuing operations	6.2	(88.8)	27.1	(75.9)
Income (loss) from discontinued operations, net of tax	0.1	0.0	0.6	(0.1)
Net income (loss)	6.3	(88.8)	27.7	(76.0)
Net loss attributable to noncontrolling interests	(0.1)	(1.1)	(1.6)	(4.0)
Net income (loss) attributable to Koppers	$6.4	$(87.7)	$29.3	$(72.0)
Earnings (loss) per common share attributable to Koppers common shareholders:
Basic -
Continuing operations	$0.31	$(4.27)	$1.39	$(3.50)
Discontinued operations	0.00	0.00	0.03	(0.01)
Earnings (loss) per basic common share	$0.31	$(4.27)	$1.42	$(3.51)
Diluted -
Continuing operations	$0.30	$(4.27)	$1.36	$(3.50)
Discontinued operations	0.00	0.00	0.03	(0.01)
Earnings (loss) per diluted common share	$0.30	$(4.27)	$1.39	$(3.51)
Weighted average shares outstanding (in thousands):
Basic	20,664	20,554	20,636	20,541
Diluted	21,254	20,554	21,055	20,541

Koppers Holdings Inc.

Unaudited Consolidated Balance Sheet

(Dollars in millions, except per share amounts)

	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$20.8	$21.8
Accounts receivable, net of allowance of $3.8 and $6.5	136.8	155.0
Income tax receivable	3.8	4.6
Inventories, net	228.7	226.4
Loan to related party	8.9	9.5
Other current assets	39.1	27.0
Total current assets	438.1	444.3
Property, plant and equipment, net	280.8	277.8
Goodwill	186.4	186.6
Intangible assets, net	141.9	156.1
Deferred tax assets	27.1	36.6
Other assets	13.2	11.5
Total assets	$1,087.5	$1,112.9
Liabilities
Accounts payable	$144.2	$140.8
Accrued liabilities	106.3	99.8
Current maturities of long-term debt	42.6	39.9
Total current liabilities	293.1	280.5
Long-term debt	619.8	682.4
Accrued postretirement benefits	51.6	53.6
Deferred tax liabilities	6.3	5.7
Other long-term liabilities	82.1	103.1
Total liabilities	1,052.9	1,125.3
Commitments and contingent liabilities
Equity
Senior Convertible Preferred Stock, $0.01 par value per share; 10,000,000 shares authorized; no shares issued	0.0	0.0
Common Stock, $0.01 par value per share; 80,000,000 shares authorized; 22,140,680 and 22,015,994 shares issued	0.2	0.2
Additional paid-in capital	176.5	167.8
Accumulated deficit	(24.7)	(54.0)
Accumulated other comprehensive loss	(68.6)	(79.8)
Treasury stock, at cost, 1,475,792 and 1,459,164 shares	(53.0)	(52.7)
Total Koppers shareholders’ equity (deficit)	30.4	(18.5)
Noncontrolling interests	4.2	6.1
Total equity (deficit)	34.6	(12.4)
Total liabilities and equity (deficit)	$1,087.5	$1,112.9

Koppers Holdings Inc.

Unaudited Consolidated Statement of Cash Flows

(Dollars in millions)

	Twelve Months Ended December 31,
	2016	2015
Cash provided by (used in) operating activities:
Net income (loss)	$27.7	$(76.0)
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	52.9	59.0
Impairment of long-lived assets	3.5	14.7
Goodwill impairment	0.0	67.2
Gain on sale of business	(2.1)	(3.2)
Deferred income taxes	(0.1)	(16.0)
Equity loss, net of dividends received	1.0	3.1
Change in other liabilities	(5.0)	(5.5)
Non-cash interest expense	5.7	3.6
Stock-based compensation	8.9	3.8
Deferred revenue	(2.9)	27.6
Other	8.2	5.2
Changes in working capital:
Accounts receivable	12.7	34.1
Inventories	(3.3)	(4.3)
Accounts payable	5.0	25.0
Accrued liabilities	8.4	(19.6)
Other working capital	(1.1)	9.0
Net cash provided by operating activities	119.5	127.7
Cash (used in) provided by investing activities:
Capital expenditures	(49.9)	(40.7)
Acquisitions, net of cash acquired	0.0	(15.3)
Net cash (used in) provided by divestitures and asset sales	(3.8)	14.9
Net cash used in investing activities	(53.7)	(41.1)
Cash provided by (used in) financing activities:
Borrowings of revolving credit	595.7	612.1
Repayments of revolving credit	(625.4)	(685.9)
Borrowings of long-term debt	0.0	1.1
Repayments of long-term debt	(31.7)	(40.7)
Issuances of Common Stock	0.4	0.0
Repurchases of Common Stock	(0.3)	(0.3)
Payment of deferred financing costs	(1.4)	(1.0)
Dividends paid	0.0	(8.7)
Net cash (used in) provided by financing activities	(62.7)	(123.4)
Effect of exchange rate changes on cash	(4.1)	7.5
Net decrease in cash and cash equivalents	(1.0)	(29.3)
Cash and cash equivalents at beginning of period	21.8	51.1
Cash and cash equivalents at end of period	$20.8	$21.8

Unaudited Segment Information

The following tables set forth certain sales and operating data, net of all intersegment transactions, for the company’s businesses for the periods indicated.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
(Dollars in millions)
Net sales:
Railroad and Utility Products and Services	$125.0	$150.4	$586.5	$657.0
Carbon Materials and Chemicals	98.8	133.8	436.3	613.4
Performance Chemicals	89.4	79.5	393.4	356.5
Total	$313.2	$363.7	$1,416.2	$1,626.9
Operating profit (loss):
Railroad and Utility Products and Services	$4.2	$14.1	$51.1	$62.2
Carbon Materials and Chemicals	4.7	(111.2)	(25.1)	(125.0)
Performance Chemicals	9.4	7.4	62.0	39.0
Corporate Unallocated	0.6	(0.9)	(1.6)	(5.8)
Total	$18.9	$(90.6)	$86.4	$(29.6)
Depreciation and amortization:
Railroad and Utility Products and Services	$3.1	$3.1	$13.0	$14.2
Carbon Materials and Chemicals	3.4	5.9	21.2	25.8
Performance Chemicals	4.4	4.8	18.7	19.0
Total	$10.9	$13.8	$52.9	$59.0
Other income (loss):
Railroad and Utility Products and Services	$1.3	$(0.1)	$0.0	$0.0
Carbon Materials and Chemicals	2.0	(0.6)	(4.1)	(3.3)
Performance Chemicals	2.3	0.7	5.2	1.9
Corporate Unallocated	(4.9)	(0.2)	1.8	1.6
Total	$0.7	$(0.2)	$2.9	$0.2
Adjusted EBITDA(1):
Railroad and Utility Products and Services	$11.9	$17.9	$71.9	$84.3
Carbon Materials and Chemicals	10.9	(1.4)	23.3	9.5
Performance Chemicals	14.7	13.5	80.5	60.6
Corporate Unallocated	0.1	(1.1)	(1.5)	(4.2)
Total	$37.6	$28.9	$174.2	$150.2
Adjusted EBITDA margin(2):
Railroad and Utility Products and Services	9.5%	11.9%	12.3%	12.8%
Carbon Materials and Chemicals	11.0%	-1.0%	5.3%	1.5%
Performance Chemicals	16.4%	17.0%	20.5%	17.0%
Total	12.0%	7.9%	12.3%	9.2%

(1)	The tables below describe the adjustments to EBITDA for the quarters and twelve months ended December 31, 2016 and 2015, respectively.
(2)	Adjusted EBITDA as a percentage of GAAP sales.

Adjustments to EBITDA
	Q4 2016				2016

	COGS	I&R	SGA	Total	COGS	I&R	SGA	Total
RUPS adjustments
Treating plant closure	$-	$1.9	$-	$1.9	$-	$4.3	$-	$4.3
Net loss on sale of business	$-	$-	$-	$-	$-	$1.7	$-	$1.7
Non-cash LIFO	$1.1	$-	$-	$1.1	$0.8	$-	$-	$0.8
	$1.1	$1.9	$-	$3.0	$0.8	$6.0	$-	$6.8
CMC adjustments
North American restructuring	$5.9	$0.4	$-	$6.3	$17.9	$0.7	$-	$18.6
European restructuring	$-	$(0.2)	$-	$(0.2)	$3.2	$5.1	$0.4	$8.7
China restructuring	$(0.3)	$-	$0.1	$(0.2)	$0.7	$0.7	$0.2	$1.6
Non-cash LIFO	$(6.5)	$-	$-	$(6.5)	$(10.3)	$-	$-	$(10.3)
	$(0.9)	$0.2	$0.1	$(0.6)	$11.5	$6.5	$0.6	$18.6
PC adjustments
Reimbursement of environmental costs	$-	$-	$-	$-	$(2.7)	$-	$-	$(2.7)
Escrow recovery	$-	$-	$-	$-	$(1.0)	$-	$-	$(1.0)
Mark-to-market commodity hedging (non-cash)	$(1.4)	$-	$-	$(1.4)	$(1.7)	$-	$-	$(1.7)
	$(1.4)	$-	$-	$(1.4)	$(5.4)	$-	$-	$(5.4)
Corporate adjustments
Pension settlement charge	$-	$-	$4.4	$4.4	$-	$-	$4.4	$4.4

Total adjustments	$(1.2)	$2.1	$4.5	$5.4	$6.9	$12.5	$5.0	$24.4

Adjustments to EBITDA
	Q4 2015					2015

	COGS	I&R	GW Impair	SGA	Total	COGS	I&R	GW Impair	SGA	Equity Income	Total
RUPS adjustments
Treating plant closure	$1.2	$(0.6)	$-	$-	$0.6	$2.8	$5.7	$-	$-	$-	$8.5
Net loss (gain) on sale of business	$0.2	$-	$-	$-	$0.2	$(2.3)	$-	$-	$-	$-	$(2.3)
Non-cash LIFO	$-	$-	$-	$-	$-	$1.7	$-	$-	$-	$-	$1.7
	$1.4	$(0.6)	$-	$-	$0.8	$2.2	$5.7	$-	$-	$-	$7.9
CMC adjustments
Goodwill impairment	$-	$-	$67.2	$-	$67.2	$-	$-	$67.2	$-	$-	$67.2
North American restructuring	$1.0	$20.8	$-	$(1.2)	$20.6	$3.5	$21.5	$-	$0.7	$-	$25.7
European restructuring	$3.1	$14.0	$-	$0.1	$17.2	$4.4	$14.1	$-	$0.4	$-	$18.9
China restructuring	$0.3	$0.9	$-	$-	$1.2	$0.4	$0.9	$-	$-	$0.4	$1.7
Non-cash LIFO	$(1.7)	$-	$-	$-	$(1.7)	$(1.5)	$-	$-	$-	$-	$(1.5)
	$2.7	$35.7	$67.2	$(1.1)	$104.5	$6.8	$36.5	$67.2	$1.1	$0.4	$112.0
PC adjustments
Mark-to-market commodity hedging (non-cash)	$0.6	$-	$-	$-	$0.6	$0.7	$-	$-	$-	$-	$0.7

Total adjustments	$4.7	$35.1	$67.2	$(1.1)	$105.9	$9.7	$42.2	$67.2	$1.1	$0.4	$120.6

Adjustments to Pre-Tax Income
	Q4 2016					2016

	COGS	I&R	D&A	SGA	Total	COGS	I&R	D&A	SGA	Total
RUPS adjustments
Treating plant closure	$-	$1.9	$-	$-	$1.9	$-	$5.3	$-	$-	$5.3
Net loss on sale of business	$-	$0.3	$-	$-	$0.3	$-	$1.7	$-	$-	$1.7
Non-cash LIFO	$1.1	$-	$-	$-	$1.1	$0.8	$-	$-	$-	$0.8
	$1.1	$2.2	$-	$-	$3.3	$0.8	$7.0	$-	$-	$7.8
CMC adjustments
North American restructuring	$5.9	$2.0	$-	$-	$7.9	$17.9	$7.2	$6.2	$-	$31.3
European restructuring	$-	$(0.2)	$(0.2)	$-	$(0.4)	$3.2	$5.2	$(0.1)	$0.4	$8.7
China restructuring	$(0.2)	$-	$-	$0.1	$(0.1)	$0.6	$0.7	$-	$0.2	$1.5
Non-cash LIFO	$(6.6)	$-	$-	$-	$(6.6)	$(10.2)	$-	$-	$-	$(10.2)
	$(0.9)	$1.8	$(0.2)	$0.1	$0.8	$11.5	$13.1	$6.1	$0.6	$31.3
PC adjustments
Reimbursement of environmental costs	$-	$-	$-	$-	$-	$(2.7)	$-	$-	$-	$(2.7)
Escrow recovery	$-	$-	$-	$-	$-	$(1.0)	$-	$-	$-	$(1.0)
Mark-to-market commodity hedging (non-cash)	$(1.4)	$-	$-	$-	$(1.4)	$(1.7)	$-	$-	$-	$(1.7)
	$(1.4)	$-	$-	$-	$(1.4)	$(5.4)	$-	$-	$-	$(5.4)
Corporate adjustments
Pension settlement charge	$-	$-	$-	$4.4	$4.4	$-	$-	$-	$4.4	$4.4

Total adjustments	$(1.2)	$4.0	$(0.2)	$4.5	$7.1	$6.9	$20.1	$6.1	$5.0	$38.1

Adjustments to Pre-Tax Income
	Q4 2015						2015

	COGS	I&R	GW Impair	D&A	SGA	Total	COGS	I&R	GW Impair	D&A	SGA	Equity Income	Total
RUPS adjustments
Treating plant closure	$1.2	$(0.6)	$-	$(0.2)	$-	$0.4	$2.8	$5.7	$-	$1.2	$-	$-	$9.7
Net loss (gain) on sale of business	$0.2	$-	$-	$0.1	$-	$0.3	$(2.3)	$-	$-	$0.1	$-	$-	$(2.2)
Non-cash LIFO	$-	$-	$-	$-	$-	$-	$1.7	$-	$-	$-	$-	$-	$1.7
	$1.4	$(0.6)	$-	$(0.1)	$-	$0.7	$2.2	$5.7	$-	$1.3	$-	$-	$9.2
CMC adjustments
Goodwill impairment	$-	$-	$67.2	$-	$-	$67.2	$-	$-	$67.2	$-	$-	$-	$67.2
North American restructuring	$1.0	$20.8	$-	$0.9	$(1.2)	$21.5	$3.5	$21.5	$-	$2.2	$0.7	$-	$27.9
European restructuring	$3.1	$14.0	$-	$0.2	$0.1	$17.4	$4.4	$14.1	$-	$1.0	$0.4	$-	$19.9
China restructuring	$0.3	$0.9	$-	$-	$-	$1.2	$0.4	$0.9	$-	$-	$-	$0.4	$1.7
Non-cash LIFO	$(1.7)	$-	$-	$-	$-	$(1.7)	$(1.5)	$-	$-	$-	$-	$-	$(1.5)
	$2.7	$35.7	$67.2	$1.1	$(1.1)	$105.6	$6.8	$36.5	$67.2	$3.2	$1.1	$0.4	$115.2
PC adjustments
Mark-to-market commodity hedging (non-cash)	$0.6	$-	$-	$-	$-	$0.6	$0.7	$-	$-	$-	$-	$-	$0.7

Total adjustments	$4.7	$35.1	$67.2	$1.0	$(1.1)	$106.9	$9.7	$42.2	$67.2	$4.5	$1.1	$0.4	$125.1

UNAUDITED RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income (loss)	$6.3	$(88.8)	$27.7	$(76.0)
Interest expense	12.5	12.2	50.8	50.7
Depreciation and amortization	12.6	13.8	60.5	59.0
Income taxes	0.9	(14.2)	11.4	(4.2)
(Income) loss from discontinued operations	(0.1)	0.0	(0.6)	0.1
EBITDA with noncontrolling interests	32.2	(77.0)	149.8	29.6
Unusual items impacting net income(1)
Impairment, restructuring and plant closure costs	7.8	106.8	33.2	122.0
Net loss (gain) on sale of business	0.0	0.2	1.7	(2.3)
Reimbursement of environmental costs	0.0	0.0	(2.7)	0.0
Escrow recovery	0.0	0.0	(1.0)	0.0
Mark-to-market commodity hedging (non-cash)	(1.4)	0.6	(1.7)	0.7
Non-cash LIFO (benefit) expense	(5.4)	(1.7)	(9.5)	0.2
Pension settlement charge	4.4	0.0	4.4	0.0
Total adjustments	5.4	105.9	24.4	120.6
Adjusted EBITDA with noncontrolling interests	$37.6	$28.9	$174.2	$150.2

(1)	Refer to adjustments under Unaudited Segment Information.

UNAUDITED RECONCILIATION OF NET INCOME ATTRIBUTABLE TO KOPPERS AND ADJUSTED NET INCOME

(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income (loss) attributable to Koppers	$6.4	$(87.7)	$29.3	$(72.0)
Items impacting pre-tax income(1)
Impairment, restructuring and plant closure costs	9.3	107.7	46.8	126.4
Net loss (gain) on sale of business	0.3	0.3	1.7	(2.2)
Reimbursement of environmental costs	0.0	0.0	(2.7)	0.0
Escrow recovery	0.0	0.0	(1.0)	0.0
Mark-to-market commodity hedging (non-cash)	(1.4)	0.6	(1.7)	0.7
Non-cash LIFO (benefit) expense	(5.5)	(1.7)	(9.4)	0.2
Pension settlement charge	4.4	0.0	4.4	0.0

Net charges to pre-tax income	7.1	106.9	38.1	125.1
Income tax and noncontrolling interests	(4.9)	(16.4)	(12.0)	(22.0)
Effect on adjusted net income	2.2	90.5	26.1	103.1

Adjusted net income including discontinued operations	8.6	2.8	55.4	31.1
(Income) loss from discontinued operations	(0.1)	0.0	(0.6)	0.1
Adjusted net income	$8.5	$2.8	$54.8	$31.2

(1)	Refer to adjustments under Unaudited Segment Information.

UNAUDITED RECONCILIATION OF DILUTED EARNINGS PER SHARE AND

ADJUSTED EARNINGS PER SHARE

(In millions except share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income (loss) attributable to Koppers	$6.4	$(87.7)	$29.3	$(72.0)
Adjusted net income including discontinued operations (from above)	$8.6	$2.8	$55.4	$31.1
Adjusted net income (from above)	$8.5	$2.8	$54.8	$31.2
Denominator for diluted earnings per share (in thousands)	21,254	20,554	21,055	20,541
Earnings per share:
Diluted earnings (loss) per share	$0.30	$(4.27)	$1.39	$(3.51)
Adjusted earnings per share including discontinued operations	$0.41	$0.13	$2.63	$1.51
Adjusted earnings per share	$0.40	$0.13	$2.60	$1.51